UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information relating to the amendment of the employment agreement between Energy XXI Ltd (the “Company”) and John D. Schiller, Jr., which is set forth under Item 8.01 of this Current Report on Form 8-K, is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The information relating to the amendment of Mr. Schiller’s employment agreement, which is set forth under Item 8.01 of this Current Report on Form 8-K, is incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) Amendment to the Registrant’s Code of Ethics.

The information relating to the Company’s revisions to its Code of Business Conduct and Ethics, which is set forth under Item 8.01 of this Current Report on Form 8-K, is incorporated by reference herein.

Item 8.01	Other Events.

On Friday, October 9, 2015, a special meeting of the Company’s Board of Directors (the “Board”) was held at the Company’s headquarters, with all disinterested independent directors in attendance. Hill Feinberg, the Company’s independent lead director, chaired the meeting. The purpose of the special meeting was to continue the prior discussions of the Independent Investigation (as described below) and take action on appropriate governance actions.

As a result of those discussions, in order to improve overall governance, the Board has decided to take the following actions:

Chairman of the Board Position and Amendment to Mr. Schiller’s Employment Agreement. The Board determined that the positions of Chief Executive Officer and Chairman of the Board should be held by two different individuals in order to enhance communication within the Board and between the Board and the Company’s senior management team, as well as to ensure compliance with the Company’s policies and procedures. As a result of that determination, the Board has elected James LaChance, a current member of the Board, to serve as the Company’s Chairman of the Board, effective as of October 15, 2015, to serve in such capacity until his earlier resignation or removal. Mr. LaChance will not receive any compensation for serving as Chairman of the Board, other than pursuant to director compensation programs that are applicable to the Company’s other non-employee directors.

In conjunction with that action, the Board has informed Mr. Schiller that his Employment Agreement will need to be amended to allow for this change. Effective as of October 15, 2015, the Company and Mr. Schiller entered into a First Amendment to Employment Agreement, removing Mr. Schiller’s right to serve as Chairman of the Board. Mr. Schiller will continue to serve as a director on the Board and will continue to serve as the Company’s President and Chief Executive Officer. As part of the amendment, Mr. Schiller's Employment Agreement was amended to include a contractual right for Mr. Schiller to serve as President in addition to Chief Executive Officer.

The foregoing description of the First Amendment to Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment to Employment Agreement, which is filed herewith.

Additional Controls and Procedures. As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which was filed on September 29, 2015, (i) the Company’s Chief Executive Officer borrowed funds from personal acquaintances or their affiliates, certain of whom provided the Company with services and (ii) Norman Louie, one of the Company’s directors, made a personal loan to Mr. Schiller before Mr. Louie became a director of the Company.

The Board determined that, since Mr. Schiller did not disclose the personal loans before they were made, he did not comply with the procedural requirements of the Company’s Code of Business Conduct and Ethics. As previously disclosed, upon learning of Mr. Schiller’s personal loans from affiliates of service providers, the Board engaged independent legal counsel to conduct an internal investigation, with the assistance of outside forensic accountants, to review Mr. Schiller’s loans and the Company’s vendor procurement processes (“Independent Investigation”). Although the internal investigation has not uncovered any illegal activity or any impact on the Company’s financial reporting or financial statements, as previously disclosed in our Form 10-K, the Board had begun the process of designing and implementing additional controls and procedures, including, but not limited to, strengthening the Company’s vendor procurement procedures to address any potential conflicts of interest that could arise from Mr. Schiller’s personal loans; revising the Code of Business Conduct and Ethics to explicitly ban any such personal loans in the future; and implementing an enhanced comprehensive training program on the Company’s Code of Business Conduct and Ethics.

At the October 9th special meeting, the Board also approved a number of actions to strengthen the Company’s policies and procedures relating to the Company’s business conduct; the pledging and hedging of Company shares by the Company’s officers and directors; and vendor procurement. These changes to the Company’s policies and procedures were the result of a review of best practices and comparable policies among the Company’s peer group, as well as larger exploration and production companies outside of the Company’s peer group. The Board believes that periodic reassessment and policy improvements are important to good governance and part of the ongoing responsibilities of the Board. As such, following the investigation and the peer review, the Board determined to implement comprehensive changes that encompass best practices both related and unrelated to the issues identified in the Independent Investigation. The Board has therefore directed outside independent counsel to expeditiously prepare and submit to the Board formal policies that are consistent with the descriptions below.

•                     Revision of Code of Business Conduct and Ethics. Update the Company’s current Code of Business Conduct and Ethics with current best practices provisions, including, without limitation, (a) an express prohibition on personal loans from the Company’s vendors (other than ordinary course loans from financial institutions), (b) addressing best practices for charitable organizations in which an officer or director is involved, (c) addressing best practices for the proper level of entertainment activities, and (d) clarifying the precise procedures for reporting potential conflicts of interest and requesting waivers (including making it clear that executive officers and directors must report certain activities to a designated person or persons at the Board level).

•                     Prohibition on Pledging Company Shares. Revise the Company’s policies with respect to the pledging and hedging of the Company’s shares by directors and officers. These revisions will include, among other things, (a) express prohibitions on pledges and margin loans relating to the Company’s shares and (b) express prohibitions on hedging transactions and short sales related to the Company’s shares.

•                     Vendor Procurement Policies. Adopt a vendor procurement policy to address instances in which there is even the appearance of a conflict of interest between the Company and any of its vendors.

•                     Training. The Board also determined that it would work with the Company to implement a comprehensive training program for the Company’s officers and employees, to inform them of these new policies and the importance of compliance. This will likely include the delivery of periodic compliance certificates by, at a minimum, the Company’s executive officers and directors, certifying their compliance with the above-mentioned policies.

•                     Chief Compliance Officer. The Board also determined that the Company will take steps to create a formal Chief Compliance Officer position in order to implement these new policies and procedures and to conduct the new training and certification programs.

Director Nomination. The Nomination and Governance Committee met to consider which individuals should be nominated to stand for election at the Company’s upcoming 2015 Annual Meeting of the Shareholders. The committee nominated Mr. Feinberg and Mr. LaChance to stand for re-election. Mr. Louie, whose term expires at the annual meeting, was not nominated for re-election, nor had he sought to be nominated. Mr. Louie does not serve on any Board committees. There were no disagreements between Mr. Louie and the Company known to the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of October 15, 2015, by and between the Company and John D. Schiller, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
October 15, 2015		Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of October 15, 2015, by and between the Company and John D. Schiller, Jr.